Exhibit 99.1
NEWS RELEASE

CONTACTS	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S INC. ANNOUNCES SALE OF NASHVILLE COMMISSARY AND
OTHER SUPPLY CHAIN CHANGES
NASHVILLE, Tenn. (July 13, 2007) — O’Charley’s Inc. (NASDAQ/NM: CHUX), a leading casual- dining restaurant company, announced today that it has closed on the sale of its commissary facility in Nashville, Tennessee, and announced other changes to its supply chain.
•	The Company has closed on the sale of its 185,000 square foot commissary building, and approximately 12 acres of land to an affiliate of W.P. Carey & Co. LLC (NYSE:WPC), a real estate investment company (WPC), for $9 million. The Company retained an adjacent parcel of approximately 4 acres which includes its corporate headquarters and training facility.

•	WPC has leased the commissary building to Mountain City Meat Company (MCMC), a meat processing company based in Denver, Colorado. MCMC will serve as the Company’s meat processor, has purchased certain manufacturing equipment, and will purchase the Company’s meat inventories at cost. MCMC has agreed to hire the Company’s existing meat plant employees.

•	The Company has entered into an agreement with Performance Food Group (PFG) under which PFG will be the exclusive master distributor for O’Charley’s and Stoney River restaurants. PFG will purchase the Company’s Nashville-based distribution inventories at cost, assume the Company’s tractor and trailer leases, and interview current distribution employees for possible placement within the PFG system. The Company expects to complete the transition of its Nashville-based distribution operations to PFG in the fourth quarter.

•	The Company has entered into an agreement with Cornerstone Baking (Cornerstone) to outsource the manufacture of the frozen dough used for O’Charley’s signature yeast rolls. Cornerstone is a new company created by Cordia Harrington, who also founded the Tennessee Bun Company, Nashville Bun Company, and other entities. As part of this agreement, Cornerstone will acquire certain manufacturing equipment from O’Charley’s, and has agreed to hire the Company’s existing bakery employees.

CHUX Announces Sale of Nashville Commissary

July 13, 2007
•	As previously disclosed, the Company has outsourced salad dressing manufacturing and poultry processing, and plans to close its manufacturing operations in Woburn, Massachusetts. The Company continues to consider alternatives for its Bellingham, Massachusetts distribution center.

•	Not including impairment charges, severance and other transition costs, the Company expects the supply chain changes announced today to reduce its ongoing costs and expenses by between $1.0 million and $1.5 million per year. Given the nature and timing of the transition, the Company does not expect to realize any of these savings in the current fiscal year. Including the changes previously announced, the Company expects that the restructuring of its supply chain will reduce its ongoing costs and expenses by a total of between $2.5 million and $3.0 million per year, or between $0.08 and $0.10 per diluted share. As previously announced, the Company expects to realize between $0.02 and $0.03 per diluted share of these total savings in the current fiscal year.

•	The Company estimates that its total cash proceeds from the sale of manufacturing equipment and inventories will be between $16 million and $18 million, and that its accounts payable will decline by between $5 million and $6 million. The Company expects that non-cash charges for the impairment of the commissary building and related manufacturing equipment will reduce income from operations in the second quarter of 2007 by between $6 million and $7 million, and reduce net earnings by between $0.18 and $0.21 per diluted share. The Company estimates that employee severance and retention costs, legal and transition costs relating to the supply chain changes announced today will reduce income from operations in the second quarter of 2007 by an additional $2 million, and reduce net earnings in the quarter by $0.06 per diluted share. The Company expects to incur additional transition costs in the third and fourth quarters of 2007 of between $0.02 and $0.03 per diluted share.
Commenting on the supply chain changes, Gregory L. Burns, chairman and chief executive officer of O’Charley’s Inc. stated: “When we began our analysis of supply chain alternatives, we established four criteria for evaluating any proposed changes. These included maintaining or improving our excellent food product quality; simplifying administrative procedures and minimizing disruption at our restaurants; reducing our ongoing costs and expenses; and reducing the capital invested in commissary fixed assets and inventories. We believe that the changes announced today achieve all four of these criteria. We have selected best-of-breed providers for meat processing, distribution services and frozen dough manufacturing, and look forward to working with them as valued business partners. As a result of these changes, O’Charley’s Inc. can now focus exclusively upon managing and growing our three great restaurant brands. As a Nashville-based company, we are proud of our role in bringing Mountain City Meat Company to our community. We are confident that their success will contribute to economic development and employment growth in Nashville.”
About O’Charley’s Inc.
O’Charley’s Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 363 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 240 restaurants in 19 states in the Southeast and Midwest, including 229 company-owned and operated restaurants in 16 states, four franchised O’Charley’s restaurants in Michigan, one franchised

CHUX Announces Sale of Nashville Commissary

July 13, 2007
restaurant in Ohio, one franchised restaurant in Iowa, one franchised restaurant in Tennessee, three joint venture restaurants in Louisiana, and one joint venture restaurant in Wisconsin. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The Company operates Ninety Nine restaurants in 113 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, and Vermont. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Company operates 10 Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky, Ohio, Missouri and Tennessee. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “expect,” “project,”“believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including the projected impairment charges and other costs and the projected savings resulting from the supply chain changes, may be affected by certain risks and uncertainties, including, but not limited to the Company’s ability to successfully implement and realize projected savings from changes to its supply chain; the possibility that the final determination of the impairment and other charges associated with the supply chain changes may exceed the amounts projected; the Company’s ability to increase operating margins and increase same-store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results of operations; the possible adverse effect on our sales of decreases in consumer spending; the effect of increased competition; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.